                                                                    EXHIBIT 99.2

                   ITEM 7(b) Pro Forma Financial Information
                   -----------------------------------------


     Effective March 28, 1998 and April 1, 1998, P-Com, Inc., a Delaware corporation ("P-Com"), completed its acquisition of substantially all of the assets of the Wireless Communications Group of Cylink Corporation, a California corporation ("Wireless"), for approximately $63.0 million including $46.0 million in cash, $14.5 million in a short-term non interest bearing unsecured subordinated promissory note, and $2.5 million of direct acquisition costs. The transaction was accounted for as a purchase business combination; accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair market values at the date of acquisition.

     The following unaudited pro forma financial information gives effect to the acquisition as if the transaction had taken place at the beginning of 1997.

     The unaudited pro forma statement of operations is not necessarily indicative of the operating results that would have been achieved if the transaction had occurred on the date indicated and should not be construed as representative of future operations. The historical financial statements of Wireless are included elsewhere in this filing, and the unaudited pro forma financial information presented herein should be read in conjunction with those financial statements and related notes.

                                  P-COM, INC.
                          PRO FORMA COMBINED CONDENSED
                            STATEMENT OF OPERATIONS
                      For the year ended December 31, 1997

                (In thousands, except per share data, unaudited)

                                                      P-Com               Cylink          Adjustments         Pro Forma
                                                   -----------         -----------        -----------        -----------
Sales                                                 $220,702             $27,957            $                 $248,659
Cost of sales                                          129,235              12,070                               141,305
                                                   -----------         -----------        -----------        -----------
      Gross profit                                      91,467              15,887                               107,354
                                                   -----------         -----------        -----------        -----------
Operating expenses:
      Research and development                          29,127               3,608                                32,735
      Selling and marketing                             15,696               6,934                                22,630
      General and administrative                        16,948               3,576              4,786             25,310
                                                   -----------         -----------        -----------        -----------
      Total operating expenses                          61,771              14,118              4,786             80,675
                                                   -----------         -----------        -----------        -----------
Income from operations                                  29,696               1,769             (4,786)            26,679
Interest and other income                                  247                 115                                   362
                                                   -----------         -----------        -----------        -----------
Income before income taxes                              29,943               1,884             (4,786)            27,041

Provision for income taxes                              11,052                 541                                11,593
                                                   -----------         -----------        -----------        -----------
Net income                                            $ 18,891             $ 1,343            $(4,786)          $ 15,448
                                                   ===========         ===========        ===========        ===========
Net income per share:
      Basic                                              $0.45                                                     $0.36
      Diluted                                            $0.43                                                     $0.36

Shares used in per share computation:
      Basic                                             42,175                                                    42,175
                                                   ===========                                               ===========
      Diluted                                           44,570                                                    44,570
                                                   ===========                                               ===========

                                  P-COM, INC.
                          PRO FORMA COMBINED CONDENSED
                                 BALANCE SHEET
                      For the year ended December 31, 1997

                           (In thousands, unaudited)


                                                      P-Com               Cylink          Adjustments         Pro Forma
                                                   -----------         -----------        -----------        -----------

ASSETS
Current assets:
        Cash and cash equivalents                     $ 88,145           $       -           $(46,000)          $ 42,145
        Accounts receivable                             70,883                 937                  -             71,820
        Notes receivable                                   205                   -                  -                205
        Inventory                                       58,003               6,500                  -             64,503
        Prepaid expenses                                12,329                   -                  -             12,329

            Total current assets                       229,565               7,437            (46,000)           191,002

Property and equipment, net                             32,313                 461                  -             32,774
Goodwill and other assets                               43,643              34,261                  -             77,904
                                                   -----------         -----------        -----------        -----------
                                                      $305,521             $42,159           $(46,000)          $301,680
                                                   ===========         ===========        ===========        ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
        Accounts payable                              $ 38,043             $ 1,355           $  2,483           $ 41,881
        Accrued employee benefits                        3,930                   -                  -              3,930
        Other accrued liabilities                        6,255                   -                  -              6,255
        Income taxes payable                             6,409                   -                  -              6,409
        Notes payable                                      293                   -              9,682              9,975
                                                   -----------         -----------        -----------        -----------
            Total current liabilities                   54,930               1,355             12,165             68,456

Long-term debt                                         101,960                   -                  -            101,690
                                                   -----------         -----------        -----------        -----------
Minority interest                                          604                   -                  -                604
                                                   -----------         -----------        -----------        -----------
Stockholders' equity:
  Preferred stock                                            -                   -                  -                  -
  Common stock                                               4                   -                  -                  4
  Additional paid-in capital                           131,735                   -                  -            131,735
  Retained earnings                                     18,380              40,804            (58,165)             1,019
  Cumulative translation adjustment                     (1,822)                  -                  -             (1,822)
                                                   -----------         -----------        -----------        -----------
            Total stockholders' equity                 148,297              40,804            (58,165)           130,936
                                                   -----------         -----------        -----------        -----------
                                                      $305,521             $42,159           $(46,000)          $301,680
                                                   ===========         ===========        ===========        ===========

               UNAUDITED NOTES TO PRO FORMA FINANCIAL INFORMATION

1.   PERIOD PRESENTED

          The unaudited pro forma combined condensed statements of operations for the year ended December 31, 1997 combines the results of operations of P-Com on a consolidated basis and the results of operations of Wireless for the same period. The results of operations of P-Com reported in its Quarterly Report on Form 10-Q ("Form 10-Q") for the three month period ended March 31, 1998 include the results of operations of Wireless for the period from the date of acquisition through March 31, 1998. All of the outstanding accounts receivable of Wireless were purchased by P-Com on April 1, 1998.

2.   THE ACQUISITION

          The total original purchase price aggregated approximately $58.2 million, including $2.5 million of direct acquisition costs. The purchase price was allocated to the assets acquired and liabilities assumed based on the estimated fair market values for all other identifiable tangible and intangible assets at the acquisition date. The allocation of the purchase price was as follows (in thousands) (assuming that the entire purchase occurred on March 28, 1998):

      Accounts receivable, net                       $ 4,247
      Inventory                                        5,109
      Property and equipment, net                        461
      Current liabilities assumed                     (1,355)
      Intangible assets:
          Goodwill                                    23,482
          In-process research and development         15,442
          Developed technology                         6,291
          Acquired workforce                           1,781
          Core technology                              2,707
                                                ------------
                                                     $58,165
                                                ============

3.   ADJUSTMENTS TO STATEMENT OF OPERATIONS AND BALANCE SHEET

          On November 5, 1998, Cylink publicly announced that it and its independent accountants had initiated a review of revenue recognition practices which would result in a restatement of Cylink's previously issued first and second quarter 1998 results and that the first three quarters of 1998 were all expected to show substantial operating losses. During the review, certain facts became publicly available that indicated that errors had been made in the application of revenue recognition policies which also impacted Cylink's fourth quarter of 1997, and as a result, Cylink's 1997 full-year results have been restated along with first and second quarter 1998 results. These restated results were announced in a press release issued by Cylink dated December 16, 1998 and have been reflected in the Cylink balances shown in the financial statements.


                                                                               For the year ended
                                                                               December 31, 1997
                                                                 (As reported/1/)                (As restated)
                                                         -----------------------------------------------------------
Statement of Operations:                                                         (in thousands)
 Revenue                                                              $31,267                       $27,957
 Operating expenses                                                    14,118                        14,118
 Income from operations                                                 3,688                         1,769
 Net income                                                             2,668                         1,343

Balance Sheet:
 Accounts receivable                                                    4,247                          937
 Inventory                                                              5,109                        6,500
 Retained earnings                                                     42,723                       40,804

/1/ For purposes of the pro forma balance sheet, the as reported balances reflect the fair values of the assets acquired on March 31, 1998 and April 1, 1998.

Additional adjustments to the Statement of Operations
-----------------------------------------------------

          Pro forma adjustments were made the Statement of Operations to reflect the amortization of goodwill and other intangible assets over the estimated lives (in thousands)

                             Value at acquisition       Estimated lives           Quarter                 Year
                             --------------------       ---------------           -------                 ----
                                                           (In years)
Goodwill                           $23,482                     10                 $  587                 $2,348
Developed technology                 6,291                      4                    393                  1,573
Acquired workforce                   1,781                      3                    148                    594
Core technology                      2,707                     10                     68                    271
                             --------------------                          --------------------    --------------------
                                   $34,261                                        $1,196                 $4,786
                             ====================                          ====================    ====================


          The $15.4 million charge to operations related to in-process research and development has been excluded from the pro forma statement of operations. Such charge will be recognized in the period in which the transaction occurs.

Additional adjustments to the Balance Sheet
-------------------------------------------

          Pro forma adjustments were made to the Balance Sheet to reflect the cash paid, the issuance of a short-term promissory note (net of amounts withheld), and expenses incurred related to the acquisition.